Exhibit 32.1
CERTIFICATIONS BY THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Education Management Corporation (the “Company”) for the fiscal quarter ended December 31, 2010 on the date hereof (the “Report”), I, Todd S. Nelson, Chief Executive Officer of the Company, hereby certify in such capacity, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods reflected therein.
Date: February 11, 2011

By:	/s/ Todd S. Nelson
Todd S. Nelson
Chief Executive Officer

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